FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS

Net sales up 14.6% in local currencies
Company increases low end of 2010 guidance range

MELVILLE, N.Y. – May 4, 2010 – Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported record financial results for the quarter ended
March 27, 2010.
Net sales for the first quarter of 2010 were $1.8 billion, an increase of 18.5% compared with the first quarter of 2009.  This consists of 14.6% growth in local currencies and 3.9% growth related to foreign currency exchange.  Internal sales growth in local currencies was 3.2% (see Exhibit A for details of sales growth).
Income from continuing operations attributable to Henry Schein, Inc. for the first quarter of 2010 was $60.9 million, or $0.66 per diluted share.  These results include restructuring costs of $12.3 million (or $0.09 per diluted share) related to previously announced headcount reductions and facilities closings.  Excluding restructuring costs, income from continuing operations attributable to Henry Schein, Inc. for the quarter was $69.2 million, or $0.75 per diluted share, an increase of 20.2% and 17.2%, respectively, compared with the first quarter of 2009 also excluding restructuring costs (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“We are pleased to report internal growth in local currencies in each of our five businesses for the quarter, and we continue to see indications of positive market trends throughout our operations,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “This performance combined with a continuing commitment to control expenses resulted in diluted EPS growth of 17%, excluding restructuring costs.  In addition, because of these strong results and a favorable outlook we are increasing the low end of our 2010 EPS guidance range.”
North American Dental sales of $614.6 million increased 3.5%, consisting of 1.8% growth in local currencies and 1.7% growth related to foreign currency exchange.  The 1.8% growth in local currencies included 2.0% growth in Dental consumable merchandise sales and 0.8% growth in Dental equipment sales and service revenues.
“Growth in Dental consumable merchandise sales compared with last year as well as the preceding quarter gives us further confidence that the market will continue to show gradual improvement for the rest of the year.  In addition, we are pleased to report positive sales growth in Dental equipment for the first time in more than a year, which is another positive market indicator,” commented Mr. Bergman.

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North American Medical sales increased 4.7% to $284.6 million. “We are pleased with our continued sales growth in the medical arena,” said Mr. Bergman.
North American Veterinary sales increased 271.5% to $206.6 million, which included sales of Butler Schein Animal Health since January 1, 2010.
“Butler Schein Animal Health is the largest distributor to veterinary practices in North America, and we are pleased that the integration of that business is progressing according to plan,” commented Mr. Bergman.
International sales of $609.5 million increased 16.4%, consisting of 7.5% growth in local currencies and 8.9% growth related to foreign currency exchange.
“International growth reflects strong performance in the dental and veterinary businesses, as well as particular strength in France, Australia, Germany, Spain and Switzerland,” added Mr. Bergman.  “With continuing sales growth in our International business combined with the effects of a restructuring completed in the first quarter of 2010, we look forward to further increasing our International operating margins.”
Technology and Value-Added Services sales of $45.0 million increased 11.5% during the quarter, consisting of 9.4% growth in local currencies and 2.1% growth related to foreign currency exchange.
“During the quarter we saw continued strong growth in our electronic services and software businesses,” explained Mr. Bergman.

Restructuring Costs
The Company completed a restructuring during the first quarter of 2010 to further reduce operating expenses, and recorded $12.3 million of costs pre-tax or $0.09 per diluted share.  The restructuring included headcount reductions as well as facilities closings as part of the Company’s continuing efforts to expand operating margins.

2010 EPS Guidance
Henry Schein today increased the low end of the 2010 financial guidance range, as follows:

•
2010 diluted EPS attributable to Henry Schein, Inc. now is expected to be $3.44 to $3.56, compared with previous guidance of $3.40 to $3.56.  Growth in diluted EPS for the second quarter of 2010 is expected to be in the mid-single digits compared with the second quarter of 2009 due to Butler Schein Animal Health integration expenses and other factors.

•
Guidance for 2010 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

•	2010 guidance excludes the impact of restructuring costs, as described above.

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First Quarter Conference Call Webcast

The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is recognized for its excellent customer service and highly competitive prices.  The Company's five  businesses – North American Dental, North American Medical, North American Veterinary, International and Technology – serve more than 600,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.  The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
Headquartered in Melville, N.Y., Henry Schein employs more than 13,500 people and has operations or affiliates in 23 countries.  The Company's net sales reached a record $6.5 billion in 2009.  For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC.  These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: decreased customer demand and changes in vendor credit terms; disruptions in financial markets; general economic conditions; effects of a highly competitive market; changes in the healthcare industry; changes in regulatory requirements; risks from expansion of customer purchasing power and multi-tiered costing structures; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from disruption to our information systems; our dependence upon sales personnel, manufacturers and customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation.  The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

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CONTACTS:         Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 27,	March 28,
	2010	2009

Net sales	$1,760,310	$1,485,388
Cost of sales	1,247,277	1,047,025
Gross profit	513,033	438,363
Operating expenses:
Selling, general and administrative	396,989	343,732
Restructuring costs	12,285	4,043
Operating income	103,759	90,588
Other income (expense):
Interest income	3,388	2,801
Interest expense	(9,087)	(6,752)
Other, net	(115)	30
Income from continuing operations before taxes, equity in earnings
of affiliates and noncontrolling interests	97,945	86,667
Income taxes	(32,224)	(28,849)
Equity in earnings of affiliates	1,531	1,365
Income from continuing operations	67,252	59,183
Income from discontinued operation, net of tax	-	117
Net income	67,252	59,300
Less: Net income attributable to noncontrolling interests	(6,352)	(4,449)
Net income attributable to Henry Schein, Inc.	$60,900	$54,851

Amounts attributable to Henry Schein, Inc.:
Income from continuing operations	$60,900	$54,774
Income from discontinued operation, net of tax	-	77
Net income	$60,900	$54,851

Earnings per share attributable to Henry Schein, Inc.:

From continuing operations:
Basic	$0.68	$0.62
Diluted	$0.66	$0.61

From discontinued operation:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

From net income:
Basic	$0.68	$0.62
Diluted	$0.66	$0.61

Weighted-average common shares outstanding:
Basic	89,508	88,731
Diluted	92,721	89,589

Note: The above prior period amounts have been restated to reflect the effects of a discontinued operation.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 27,	December 26,
	2010	2009
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$355,388	$471,154
Available-for-sale securities	26,980	-
Accounts receivable, net of reserves of $48,159 and $51,724	803,044	725,397
Inventories, net	806,115	775,199
Deferred income taxes	44,445	48,001
Prepaid expenses and other	183,400	183,782
Total current assets	2,219,372	2,203,533
Property and equipment, net	249,720	259,576
Goodwill	1,258,722	986,395
Other intangibles, net	349,657	204,445
Investments and other	185,160	182,036
Total assets	$4,262,631	$3,835,985

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$483,299	$521,079
Bank credit lines	9	932
Current maturities of long-term debt	25,630	23,560
Accrued expenses:
Payroll and related	129,727	155,298
Taxes	97,379	86,034
Other	277,827	289,351
Total current liabilities	1,013,871	1,076,254
Long-term debt	522,882	243,373
Deferred income taxes	173,269	100,976
Other liabilities	74,504	75,304
Total liabilities	1,784,526	1,495,907

Redeemable noncontrolling interests	286,535	178,570
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
91,319,162 outstanding on March 27, 2010 and
90,630,889 outstanding on December 26, 2009	913	906
Additional paid-in capital	607,679	603,772
Retained earnings	1,553,507	1,492,607
Accumulated other comprehensive income	29,307	64,194
Total Henry Schein, Inc. stockholders' equity	2,191,406	2,161,479
Noncontrolling interest	164	29
Total stockholders' equity	2,191,570	2,161,508
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,262,631	$3,835,985

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 27,	March 28,
	2010	2009

Cash flows from operating activities:
Net income	$67,252	$59,300
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	24,572	19,921
Amortization of bond discount	1,548	1,464
Stock-based compensation expense	6,142	6,067
Provision for losses on trade and other accounts receivable	994	1,186
Provision for (benefit from) deferred income taxes	272	(5,485)
Undistributed earnings of affiliates	(1,531)	(1,365)
Other	1,361	1,616
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(7,394)	43,397
Inventories	14,482	(21,039)
Other current assets	7,730	12,669
Accounts payable and accrued expenses	(93,753)	(144,859)
Net cash provided by (used in) operating activities	21,675	(27,128)

Cash flows from investing activities:
Purchases of fixed assets	(9,062)	(12,866)
Payments for equity investment and business
acquisitions, net of cash acquired	(108,946)	(13,743)
Purchases of available-for-sale securities	(26,984)	-
Proceeds from sales of available-for-sale securities	1,300	2,740
Net proceeds from foreign exchange forward
contract settlements	-	283
Other	(720)	(4,294)
Net cash used in investing activities	(144,412)	(27,880)

Cash flows from financing activities:
Repayments of bank borrowings	(931)	(3,189)
Principal payments for long-term debt	(1,843)	(1,712)
Proceeds from issuance of stock upon exercise of stock options	15,280	377
Excess tax benefits related to stock-based compensation	4,522	180
Acquisitions of noncontrolling interests in subsidiaries	(10,000)	-
Other	(1,388)	(2,090)
Net cash provided by (used in) financing activities	5,640	(6,434)

Net change in cash and cash equivalents	(117,097)	(61,442)
Effect of exchange rate changes on cash and cash equivalents	1,331	28
Cash and cash equivalents, beginning of period	471,154	369,570
Cash and cash equivalents, end of period	$355,388	$308,156

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A

Henry Schein, Inc.
2010 First Quarter
Sales Growth Rate Summary
(unaudited)

Q1 2010 over Q1 2009

	Consolidated	Dental	Medical	Veterinary	International	Technology

Internal Sales Growth	3.2%	1.0%	2.4%	2.5%	6.2%	4.6%

Acquisitions	11.4%	0.8%	2.3%	269.0%	1.3%	4.8%

Local Currency Sales Growth	14.6%	1.8%	4.7%	271.5%	7.5%	9.4%

Foreign Currency Exchange	3.9%	1.7%	0.0%	0.0%	8.9%	2.1%

Total Sales Growth	18.5%	3.5%	4.7%	271.5%	16.4%	11.5%

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Exhibit B

Henry Schein, Inc.
2010 First Quarter
Reconciliation of GAAP results of continuing operations to non-GAAP results of continuing operations
(in thousands, except per share data)
(unaudited)

	First Quarter and YTD
			%
	2010	2009	Growth
From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$60,900	$54,774	11.2%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	0.66	0.61	8.2%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$8,260	$2,784
Income from Continuing Operations attributable to
Henry Schein, Inc.	$8,260	$2,784
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	0.09	0.03

Adjusted Results From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$69,160	$57,558	20.2%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	0.75	0.64	17.2%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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